SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


   [ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule
                                            14a-6(e)(2))
   [X] Definitive Proxy Statement

   [ ] Definitive Additional Materials

   [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12.


                             HERLEY INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: __________________________________________

(2)  Form, Schedule or Registration Statement No.:_____________________

(3)  Filing Party:_____________________________________________________

(4)  Date Filed:_______________________________________________________

                      ________________________

                       HERLEY INDUSTRIES, INC.
                       ______________________

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          January 20, 2005
                       ______________________


To our Stockholders:

     An annual meeting of stockholders will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022 on Thursday, January 20, 2005 beginning at 9:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1. Election of two directors in Class II to hold office until the 2007 Annual Meeting of Stockholders.

     2.   Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on November 22, 2004, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about December 16, 2004.

                          By Order of the Board of Directors,


                          LEE N. BLATT
                          Chairman of the Board

Dated:    December 16, 2004
Lancaster, Pennsylvania

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING, FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE MEETING AND VOTING IN PERSON.

                             HERLEY INDUSTRIES, INC.
                           101 North Pointe Boulevard
                       Lancaster, Pennsylvania 17601-4133
                             ______________________

                                 PROXY STATEMENT
                             ______________________

                         ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, January 20, 2005

     Our Annual Meeting of Stockholders will be held on Thursday, January 20, 2005, at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022 at 9:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting on the following:

     --   election of two directors in Class II

     In addition, our management will report on our performance and respond to your questions.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on November 22, 2004. Each share of stock is entitled to one vote.

How do I vote?

   You can vote in two ways:

     --   by attending the meeting; or
     --   by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) filing with our corporate
Secretary a written notice revoking your proxy, or (3) voting again at the meeting.

What if I return my proxy card but do not include voting  instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, (718) 921-8200.

Will my shares be voted if I do not provide my proxy?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain
"routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of November 22, 2004, must be present at the meeting. This is referred to as a quorum. On November 22, 2004, there were 14,285,357 shares outstanding and entitled to vote.

What vote is required to approve each item?

     The affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required for approval of the election of directors. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of our common stock as of November 22, 2004 of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

                                  Common Stock         % of Outstanding
Name of Beneficial Owner    Beneficially Owned (1) (2)       Shares
------------------------    -------------------------- ----------------
Lee N. Blatt (3)                       1,426,320          9.3%
Myron Levy (4)                         1,331,615          8.8%
John M. Kelley                            42,123          *
William R. Wilson                          8,000          *
Thomas V. Gilboy (5)                      -               *
David H. Lieberman                        32,150          *
John A. Thonet (6)                       103,038          *
Adm. Edward K. Walker, Jr. (Ret.)         43,000          *
Dr. Edward A. Bogucz                      10,075          *
Adm. Robert M. Moore (Ret.)               10,000          *
State Street Research & Mgt. Co. (7)   1,113,050          7.8%
Directors and executive
  officers  as a group
  (10 persons)                         3,006,321           18.2%

_________
 *    Indicates ownership of less than one percent.

(1) No officer or director owns more than one percent of the outstanding shares of common stock unless otherwise indicated. Ownership represents sole voting and investment power.

(2) Includes beneficial ownership of the following number of shares that may be acquired within 60 days of November 22, 2004 pursuant to stock options awarded under our stock option plans:

        Lee N. Blatt        1,101,000 John A. Thonet                      82,500
        Myron Levy            875,000 Adm. Edward K. Walker, Jr.          42,000
        John M. Kelley         36,700 Dr. Edward A. Bogucz                10,000
        William R. Wilson       8,000 Adm. Robert M. Moore                10,000
        David H. Lieberman     31,250 Directors and executive
                                       officers as a group             2,196,450

(3) Does not include an aggregate of 432,318 shares owned by family members, including Hannah Thonet, Rebecca Thonet, Kathi Thonet, Randi Rossignol, Max Rossignol, Henry Rossignol, and Allyson Brenner, of which Mr. Blatt disclaims beneficial ownership.

(4) Does not include an aggregate of 20,000 shares owned by family members, including Samantha Roth, Zachary Roth, Ian Steren, and Jack Steren, of which Mr. Levy disclaims beneficial ownership.


                                       3

(5) Mr. Gilboy started with the Company on September 13, 2004 as Vice President, Treasurer and Chief Financial Officer.

(6) Does not include 155,998 shares, owned by Mr. Thonet's children, Hannah and Rebecca Thonet, and 31,832 shares owned by his wife, Kathi Thonet. Mr. Thonet disclaims beneficial ownership of these shares.

(7)  Address is 1 Financial Center, 31st Floor, Boston, MA 02111-2621.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

     Our certificate of incorporation and by-laws provide for a Board of Directors consisting of not less than three nor more than twelve directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible, whose terms of office expire in successive years. Our Board of Directors consists of seven directors as set forth below:

                   Class I                              Class II                           Class III
                   -------                              --------                           ---------
             (To serve until the                   (To serve until the                (To serve until the
              Annual Meeting of                     Annual Meeting of                  Annual Meeting of
            Stockholders in 2006)                 Stockholders in 2007)              Stockholders in 2005)
            --------------------                  --------------------               --------------------
                Lee N. Blatt                           Myron Levy                       John A. Thonet
Adm. Edward K. Walker, Jr. (Ret.) (1)(2)(3)    Dr. Edward A. Bogucz (1))(3)            David H. Lieberman (2)
                                                                             Adm. Robert M. Moore (Ret.) (1)(2)(3)

________
(1) Member of Compensation and Audit Committees
(2) Member of Corporate Governance Committee
(3) Member of Nominating Committee

     Myron Levy and Dr. Edward A. Bogucz, current directors in Class II, are to be elected to serve office until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the nominees in Class II (each of whom is now a director) unless any such nominee shall be unavailable, in which event such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Principal Occupations of Directors

     The following is a brief account of the business experience for at least the past five years of our directors:

     Mr. Lee N. Blatt is a co-founder of Herley and has been our Chairman of the Board since its organization in 1965. Mr. Blatt holds a Bachelors Degree in Electrical Engineering from Syracuse University and a Masters Degree in Business Administration from City College of New York.

     Mr. Myron Levy was appointed Vice Chairman of the Board in August 2003, and has been our Chief Executive Officer since August 2001. Prior thereto, Mr. Levy served as President since June 1993, as Executive Vice President and Treasurer since May 1991, and as Vice President for Business Operations and Treasurer since October 1988. For more than ten years prior to joining the Company, Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice-President, by Griffon Corporation.

     Admiral Edward K. Walker, Jr. (Ret.) (71 years of age) has been a director since October 1997. Since his retirement from the United States Navy in 1988, Admiral Walker has been the Director of Corporate Strategy for Resource Consultants, Inc., a privately held corporation supporting the Department of Defense, and other government agencies. Prior to his retirement from the United States Navy, Admiral Walker served for 34 years in various naval officer positions, including Commander of the Naval Supply Systems Command, and Chief of Supply Corps. Admiral Walker holds a Bachelors Degree from the United States Naval Academy and Masters Degree in Business Administration from The George Washington University.

     Dr. Edward A. Bogucz (48) is currently Executive Director of the New York Center of Excellence in Environmental Systems, a university-industry consortium that includes 12 universities and research institutions. Previously, Dr. Bogucz has served as Dean of Engineering and Computer Science at Syracuse University from 1995 through 2003. Dean Bogucz earned his bachelor's and doctoral degrees in mechanical engineering from Lehigh University and a master's degree from Imperial College, University of London. His teaching and research expertise includes fluid dynamics, energy systems, computational methods, and multidisciplinary analysis and design. As Dean, he led the strengthening of the College of Engineering and Computer Science in selected areas, including RF and microwave devices, information fusion, systems assurance, and environmental technologies.

     Adm. Robert M. Moore (Ret.) (65) is a consultant in business and financial management. He is a retired Rear Admiral, U.S. Navy. His 35-year career in the Navy culminated in his last assignment in charge of the Navy's worldwide supply system. He holds a bachelor's degree from the University of Texas and a Master in Business Administration degree from Harvard University.

     Mr. John A. Thonet (54) has been a director since 1991, Secretary since January 2003, and President of Thonet Associates, an environmental consulting firm specializing in land planning and zoning matters, for the past ten years. Mr. Thonet is the son-in-law of Mr. Blatt.

     Mr. David H. Lieberman (59) has been a director since 1985. Mr. Lieberman has been a practicing attorney in the State of New York for more than thirty years and is a member of the firm of Beckman, Lieberman & Barandes, LLP, our general counsel.

Directors' compensation

     Directors who are our employees receive no additional compensation for serving as Directors. Directors who are not our employees receive an annual fee of $15,000 and a fee of $1,500 for each interim board of directors meeting attended. The Corporate Governance Committee Chairman receives an annual fee of $7,500, and other members of the Corporate Governance Committee receive $5,000 annually. The Audit Committee Chairman receives an annual fee of $15,000, and other members of the Audit Committee receive $10,000 annually. The Compensation Committee Chairman receives an annual fee of $7,500, and other members of the Compensation Committee receive $5,000 annually. We also reimburse each Director for the reasonable expenses incurred in attending meetings of the Board of Directors and committee meetings.

   During the fiscal year ended August 1, 2004 there were:

     --   six meetings of the Board of Directors
     --   four meetings of the Audit Committee
     --   two meetings of the Compensation Committee
     --   one meeting of the Corporate Governance Committee

     Our Audit Committee is involved in discussions with management and our independent public accountants with respect to financial reporting and our internal accounting controls. The committee recommends to the Board the appointment of the independent auditors. The independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. Our Compensation Committee administers our compensation plans, including stock option plans, options to officers and employees and establishes the compensation structure for executives of our company. See "Compensation Committee Report on Executive Compensation." Our Corporate Governance Committee, which was formed in September 2002, is responsible for establishing and maintaining procedures for receiving, investigating and reporting of information and reports concerning alleged violations of our Corporate Code of Business Ethics. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees on which he served.

Nominating Committee

     In November 2004, in compliance with the adopted Nasdaq Listing Standards, our Board formed a Nominating Committee comprised of Messrs. Moore, Walker and Bogucz.

     All members of the Nominating Committee are independent of management (as independence is defined in the Nasdaq listing standards). The Nominating Committee has adopted a written Nominating Committee Charter which is set forth as Exhibit A.

     When considering a potential candidate for membership on our Board, the Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on our Board by a shareholder. The Nominating Committee has not received any recommended nominations from any of our shareholders in connection with the Annual Meeting.

     The Nominating Committee will consider shareholder nominations for directors in writing to our corporate secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a shareholder proposal as described under "Miscellaneous Information." Such notice must be accompanied by the nominee's written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder.

     The Nominating Committee is responsible for recommending to our full Board of Directors nominees for election of directors. To fulfill this role, the committee interviews, evaluates, nominates and recommends individuals for membership on our Board and committees thereof.

                             MANAGEMENT
   Our officers are:

Name                        Age       Position held with Company
----                        ---       --------------------------
Lee N. Blatt                 76       Chairman of the Board
Myron Levy                   64       Vice Chairman of the Board and
                                      Chief Executive Officer
John M. Kelley               51       President
William R. Wilson            56       Vice President and Chief Operating Officer
Thomas V. Gilboy             50       Vice President, Treasurer and Chief
                                      Financial Officer
Anello C. Garefino           57       Vice President-Finance
John A. Thonet               54       Secretary and Director
Dr. Rozalie Schachter        58       Vice President
John Carroll                 53       Vice President of Human Resources
Richard Poirier              39       Vice President

     Mr. John Kelley was appointed President in August 2003, and served as Executive Vice President since July 2002. Prior thereto, Mr. Kelley served as Senior Vice President since July 2000, and as Vice President/Director of Corporate Communications since March 2000. Mr. Kelley joined us in December 1998 as Director of Investor Relations. Prior to joining Herley, Mr. Kelley had fifteen years of banking experience, most recently serving as Vice President at First Capital Bank. Mr. Kelley earned his Bachelor of Science Degree in Business Administration from the University of Arizona, Tucson Arizona with Graduate Degree Studies at UCLA.

     Mr. William R. Wilson was appointed Vice President and Chief Operating Officer in August 2003 and served as Senior Vice President since January 2002. From 1991 until his employment with us, Mr. Wilson held several executive positions with the Litton Laser Systems, a division of Northrop Grumman including, Vice President of Technical Operations and Special Projects from 1998 until January 2002. Mr. Wilson holds a Bachelors Degree in Engineering from the University of Arkansas.

     Mr. Thomas V. Gilboy was appointed Chief Financial Officer in September 2004. From 2001 to 2004 Mr. Gilboy was Chief Financial Officer of Del Global Technologies Corp. From 2000 to 2001, Mr. Gilboy was Chief Financial Officer of Microwave Power Devices Inc. For the prior 2 years, Mr. Gilboy provided consulting services (including sometimes acting as Chief Financial Officer) to troubled public and private companies, including Hanover Direct Inc., New Colt Holdings Inc., and DeVlieg-Bullard Corp. Prior to that time, Mr. Gilboy was Chief Financial Officer of PureTec Corp. Mr. Gilboy earned his BS in Business Administration from Lehigh University, and an MBA from Columbia University.

     Mr. Anello C. Garefino has been employed by us in various executive capacities for more than the past five years. Mr. Garefino, a certified public accountant, was appointed Vice President-Finance on September 13, 2004 and prior to that served as Vice President Finance, Treasurer and Chief Financial Officer since June 1993. From 1987 to January 1990, Mr. Garefino was Corporate Controller of Exide Corporation. Mr. Garefino earned his Bachelor of Science Degree in Accounting from Rider University in 1969.

     Dr. Rozalie Schachter was appointed Vice President and General Manager, Herley Farmingdale in September 2004, and prior to that served as Vice President of Business Development from August 2003, and as Vice President since May 2000. Dr. Schachter joined General Microwave in 1990 and was Vice President, Business Development when we acquired General Microwave in January 1999. Prior to joining General Microwave Dr. Schachter held positions as Technical Director and Group Leader at American Cyanamid Co. and Stauffer Chemical Co., respectively. Dr. Schachter received her Bachelor of Science Degree from Brooklyn College in 1968, a Masters Degree from Yeshiva University in 1970 and a PHD in Physics from New York University in 1979.

     John Carroll was appointed Vice President of Human Resources in August 2003 and joined Herley in 1999 as Director of Human Resources. For thirteen years before joining Herley, Mr. Carroll was Director of Human Resources at Kemps Foods, in Lancaster, PA. Mr. Carroll holds a BS in Business Administration from St. Joseph College, Rensselaer, IN and professional certifications through the Society for Human Resource Management and World At Work (formerly American Compensation Association).

     Mr. Richard Poirier was appointed Vice President in August 2003 and serves as General Manager of Herley New England. Mr. Poirier was appointed Sales Manager of Herley New England following the acquisition of Micro- Dynamics, Inc. ("MDI") by Herley in 1992. Prior to the acquisition, Mr. Poirier served as a Microwave Engineer since joining MDI in 1987.

Executive Compensation

     The following table sets forth the annual and long-term compensation with respect to our Chairman, Chief Executive Officer, and our three most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers") for services rendered for the fiscal years ended August 1, 2004, August 3, 2003, and July 28, 2002.

                                            Summary Compensation Table

                               Annual Compensation (1)                         Long-Term  Compensation
                     ----------------------------------------              ----------------------------------
Name and                                                                   Securities
Principal            Fiscal                                                Underlying            All Other
Position             Year        Salary (2)        Bonus (3)               Options/SARs          Compensation
-------------------------------------------------------------------------------------------------------------
Lee N. Blatt           2004      $ 787,950         $ 1,207,680                 -                $ 6,500 (5)
Chairman of            2003        782,835             898,000                 -                  6,000
the Board              2002        637,162             546,000              500,000 (4)           5,000

Myron Levy             2004      $ 630,851           $ 987,010                 -               $ 11,072 (5)
Chief Executive        2003        624,048             673,000                 -                  8,376
Officer                2002        470,162             410,000              500,000 (4)           7,376

John M. Kelley         2004      $ 227,884          $   35,000                 -                $ 6,741 (5)
President              2003        193,282              50,000                 -                  6,828
                       2002        116,354              25,000               29,500 (4)           4,182

William R. Wilson      2004      $ 214,528          $   80,000                 -                $ 8,048 (5)
Chief Operating        2003        163,070              52,000                 -                  1,853
Officer                2002         76,920             -                     20,000 (4)             745

Howard Eckstein        2004      $ 200,013      $      -                       -                $ 7,466 (5)
Vice President (6)     2003        202,898              25,000                 -                  6,863
                       2002        166,357              25,000               29,500 (4)           5,458

_______

(1) Does not include Other Annual Compensation because amounts of certain perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual compensation disclosed in this table for the respective officer.
(2) Amounts set forth herein include cost of living adjustments for Messrs. Blatt and Levy under employment contracts.
(3) Represents for Messrs. Blatt and Levy incentive compensation under employment agreements. Bonuses for all other employees are discretionary bonuses.
(4) Consisting of the following options issued in December 2001 for the right to purchase Common Stock of the Company at a price of $13.10: Lee N. Blatt
     - 250,000, Myron Levy - 250,000, John M. Kelley - 12,000, and Howard Eckstein - 12,000; options issued in February 2002 for the right to purchase Common Stock of the Company at a price of $17.42: William R. Wilson - 10,000; and options issued in May 2002 for the right to purchase Common Stock of the Company at a price of $19.52: Lee N. Blatt - 250,000, Myron Levy - 250,000, John M. Kelley - 17,500, William R. Wilson - 10,000, and Howard Eckstein - 17,500.

                                       9

(5)  All Other Compensation  includes: (a) group term life insurance as follows:
     $4,572 for Mr. Levy, $828 for Mr. Kelley, $1,548 for Mr. Wilson, and $966 for Mr. Eckstein, and (b) contributions to the Company's 401(k) Plan as a pre-tax salary deferral as follows: $6,500 for each of Messrs. Blatt, Levy, Wilson, and Eckstein, and $5,913 for Mr. Kelley.
(6) Mr. Eckstein was appointed Vice President in July 2000, and served as President and General Manager, Herley Lancaster from December 1998 through August 2004. Mr. Eckstein resigned his position in August 2004.

Option Grants in Last Fiscal Year

     There were no stock options granted to the named executive officers during fiscal 2004.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth stock options exercised during fiscal 2004 and all unexercised stock options held by the named executive officers as of August 1, 2004.

                                                                                       Value of Unexercised
                                                      Number of Unexercised                In the-Money
                       Shares                           Options at Fiscal                Options at Fiscal
                     Acquired on       Value                Year-End                       Year-End (2)
Name                 Exercise(#)  Realized($)(1)   Exercisable    Unexercisable    Exercisable    Unexercisable
----                 -----------  --------------   -----------    -------------    -----------    -------------
Lee N. Blatt            -               -           1,101,000          -           $ 7,060,128$         -
Myron Levy              -               -             875,000          -             4,865,498          -
John M. Kelley          -               -              34,300        26,700            251,605       128,612
William R. Wilson       -               -               8,000        12,000              5,520         8,280
Howard Eckstein         -               -              66,550        26,700            573,841       128,612

________

(1) Values are calculated by subtracting the exercise price from the trading price of the common stock as of the exercise date.

(2) Based upon the closing price of the common stock of $18.80 on August 1, 2004.

Employment Agreements

     Lee N. Blatt has entered into an employment agreement with us, dated as of July 29, 2002 which expires December 31, 2008, subject to extension for additional one-year periods annually each January 1 with a final expiration date of December 31, 2015 (as amended December 9, 2003). The agreement provides for an annual salary as of August 1, 2004 of $766,875 and provides for a semi-annual cost of living adjustment based on the consumer price index. The agreement also provides for incentive compensation at 4% in the aggregate of our pretax income. Incentive compensation earned for fiscal year ended August 1, 2004 was $882,680. Mr. Blatt was also awarded a discretionary bonus of $325,000 for fiscal 2003 by the Board of Directors. At the end of the employment period, the agreement provides for a five-year consulting period at an annual compensation rate equivalent to one-half of Mr. Blatt's annual salary in effect at the end of the employment period, subject to annual cost of living adjustments.

     Myron Levy has entered into an employment agreement with us, dated as of July 29, 2002 which expires December 31, 2008, subject to extension for additional one-year periods annually each January 1 with a final expiration date of December 31, 2015 (as amended December 9, 2003). The agreement provides for an annual salary as of August 1, 2004 of $613,975 and provides for a semi-annual cost of living adjustment based on the consumer price index. The agreement also provides for incentive compensation at 3% in the aggregate of our pretax income. Incentive compensation earned for fiscal year ended August 1, 2004 was $662,010. Mr. Levy was also awarded a discretionary bonus of $325,000 for fiscal 2003 by the Board of Directors. At the end of the employment period, the agreement provides for a ten-year consulting period at an annual compensation rate equivalent to one-half of Mr. Levy's annual salary in effect at the end of the employment period, subject to annual cost of living adjustments.

     The employment agreements with Messrs. Blatt and Levy provide for certain payments following death or disability, and also provide that, in the event there is a change in control of the Company, as defined, the executives have the option to terminate the agreements and receive a lump-sum payment equal to the sum of the salary payable for the remainder of the employment term, plus the annual bonuses (based on the average of the three highest annual bonuses awarded during the ten preceding years) for the remainder of the employment term. As of August 1, 2004, the amount payable in the event of such termination would be approximately $16,318,000.

     Messrs. Kelley and Wilson have each entered into a severance agreement with us, dated September 24, 2004, which provides that in the event of a change in our control, as defined, prior to September 30, 2006, each is entitled to two years' base salary. The base salary of each executive as of October 31, 2004 is as follows: Mr. Kelley $250,000, and Mr. Wilson $240,000.

     Six other officers of the Company have severance agreements providing for an aggregate lump sum payment of $1,850,000 through September 30, 2006 in the event of a change of control of the Company as defined in the agreements.

Indemnification Agreements

     We have entered into separate indemnification agreements with our officers and directors. We have agreed to provide indemnification with regard to certain legal proceedings so long as the indemnified officer or director has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. We only provided indemnification for expenses, judgments, fines and amounts paid in settlement actually incurred by the relevant officer or director, or on his or her behalf, arising out of proceedings brought against such officer or director by reason of his or her corporate status.

Certain Transactions

     In connection with the move of the Amityville facilities of GMC in September 1999, we entered into a 10- year lease agreement with a partnership owned by the children of certain of our executive officers. The lease provides for initial minimum annual rent of $312,390 subject to escalation of approximately 4% annually throughout the 10- year term. Additionally, in March 2000, we entered into another 10-year lease with the same partnership for additional space. The initial minimum annual rent of $92,000 is subject to escalation of approximately 4% annually.

Equity Compensation Plan Information

     The following table sets forth the indicated information as of August 1, 2004 with respect to our equity compensation plans:

                                                                                                 (c)
                                                                                         Number of securities
                                                (a)                                       Remaining available
                                       Number of securities             (b)               for future issuance
                                         to be issued upon       Weighted-average            under equity
                                            exercise of          exercise price of        compensation plans
                                       outstanding options,    outstanding options,      (excluding securities
Plan category                           warrants and rights     warrants and rights    reflected in column (a))
-------------                          --------------------    --------------------    ------------------------
Equity compensation
Plans approved by
security holders                               3,006,923                 12.66                        65,408

Equity compensation
plans not approved
by security holders                               14,006                 11.96                     1,000,000

Total                                          3,020,929                 12.66                     1,065,408

     The following information is provided about our stock option plans:

     1996 Stock Option Plan. The 1996 Stock Option Plan covers 1,000,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant. No options were granted under this plan during the fiscal year ended August 1, 2004. At August 1, 2004, non-qualified options to purchase 14,006 shares of common stock were outstanding under this plan.

     1997 Stock Option Plan. The 1997 Stock Option Plan covers 2,500,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Non-qualified stock options for 7,500 shares were granted under this plan during the fiscal year ended August 1, 2004. At August 1, 2004, options to purchase 285,931 shares of common stock were outstanding under this plan.

     1998 Stock Option Plan. The 1998 Stock Option Plan covers 2,250,000 shares of common stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. Prices for incentive stock options granted to employees who own 10% or more of our stock are at least 110% of market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. Non-qualified stock options for 40,000 shares were granted under this plan during the fiscal year ended August 1, 2004. At August 1, 2004, options to purchase 1,371,142 shares of common stock were outstanding under this plan.

     2000 Stock Option Plan. The 2000 Stock Option Plan covers 1,500,000 shares of common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. No options were granted under this plan during the fiscal year ended August 1, 2004. At August 1, 2004, options to purchase 1,349,850 shares of common stock were outstanding under this plan.

     2003 Stock Option Plan. The 2003 Stock Option Plan covers 1,000,000 shares of common stock. Options granted under the plan are non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the compensation committee or the board of directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire not later than ten years from the date of grant, subject to certain restrictions. No options have been granted under this plan.

Employee Savings Plan

     We maintain an Employee  Savings Plan that qualifies as a thrift plan under
Section 401(k) of the Internal Revenue Code. This plan allows employees to contribute between 2% and 15% of their salaries to the plan. At our discretion, we can contribute 100% of the first 2% of the employees' salary so contributed and 25% of the next 4% of salary. Additional contributions can be made by us, depending on profits. The aggregate benefit payable to an employee depends upon the employee's rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant. We recognized expenses of approximately $618,000, $513,000, and $533,000 in fiscal years 2004, 2003 and
2002, respectively. For the year ended August 1, 2004, $6,500 was contributed by us to this plan for each of Messrs. Blatt, Levy, Wilson, and Eckstein, and $5,913 for Mr. Kelley. A total of $53,032 was contributed for all officers and directors as a group.

Board of Directors Interlocks and Insider Participation

     In fiscal 2004,  our  Compensation  Committee  consisted  of Dr.  Edward A.
Bogucz, and Messrs. Edward K. Walker, Jr., and Robert M. Moore. None of these persons were our officers or employees during fiscal 2004 nor had any relationship requiring disclosures in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation", "Audit Committee Report" and "Common Stock Performance" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933 or the Securities Exchange Act.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements and incentive plans. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2004 is furnished by the directors who comprised the Compensation Committee during fiscal 2004.

Executive Compensation Objectives

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to its senior management on a cost-effective and tax efficient basis to achieve both short-term and long- term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management Employment Agreements."

     Stock options are granted to employees, including our executive officers, by the Compensation Committee under our stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing our company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to at least the market value of common stock on the date of grant and have a maximum term of ten years. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

Determining Executive Officer Compensation

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 2004, pursuant to the terms of his employment agreement with us, Mr. Myron Levy, our Chief Executive Officer, received a base salary, an incentive bonus based on our Consolidated Pretax Earnings (see "Management Employment Agreements"), and a discretionary bonus. Messrs. John M. Kelley, President, and William R. Wilson, Chief Operating Officer, each received a base salary and a discretionary bonus. The Compensation Committee determined that the base salaries and bonuses were appropriate given our financial performance, and the substantial contributions made by Messrs. Kelley and Wilson to such performance, and the compensation levels of executives at companies competitive with us.

Compensation of Chairman

     For fiscal 2004, pursuant to the terms of his employment agreement with us, Mr. Lee N. Blatt, our Chairman, received a base salary, an incentive bonus based on our Consolidated Pretax Earnings (see "Management Employment Agreements"), and a discretionary bonus.

Tax Considerations

     As noted above, one of our objectives is to maintain cost-effective and tax efficient executive compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any one of the named executive officers identified in this proxy statement unless certain requirements are met. One of the requirements is that compensation over $1 million must be approved by stockholders. Our stock option plans which have been approved by stockholders are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of our company and our stockholders, but which may not always qualify for full tax deductibility.

  The Compensation Committee:  Edward A. Bogucz (Chairman)
                               Edward K. Walker
                               Robert M. Moore


                             AUDIT COMMITTEE REPORT

     This is a report of the Audit Committee of our Board of Directors. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

     In fiscal 2004, our Audit Committee consisted of Edward K. Walker - Chairman, Robert M. Moore and Edward A. Bogucz. The current members of the Audit Committee satisfy the independence requirements and other established criteria by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission. We intend to comply with future audit committee requirements as they become applicable to us. The Audit Committee Charter is set forth as Exhibit B to this proxy statement.

     As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed with our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

     The Audit Committee has also received and reviewed the written disclosures and the letter from the independent registered public accounting firm, Deloitte & Touche LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent registered public accounting firm their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal year ended August 1, 2004 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     The Audit Committee has also reviewed and discussed the fees paid to Deloitte & Touche LLP during the last fiscal year for audit and non-audit services, which are set forth under "Audit Fees" and has considered whether the provision of the non-audit services is compatible with the firm's independence and has concluded that it is.

  The Audit Committee:     Edward K. Walker (Chairman)
                           Robert M. Moore
                           Edward A. Bogucz

Audit Committee Financial Expert

     The members of the audit committee have substantial experience in assessing the performance of companies, gained as members of the Company's board of directors and audit committee, as well as by serving in various capacities in other companies or governmental agencies. As a result, they each have an understanding of financial statements. However, none of them keep current on all aspects of generally accepted accounting principles. Accordingly, the board of directors does not consider any of them to be a financial expert as that term is defined in applicable regulations. Nevertheless, the board of directors believes that they competently perform the functions required of them as members of the audit committee and, given their backgrounds, it would not be in the best interest of the Company to replace any of them with another person to qualify a member of the audit committee as a financial expert.

Audit Fees

     In fiscal 2004, amounts paid to Deloitte & Touche LLP's for audit fees and quarterly reviews was approximately $236,000, including audits of other entities within the consolidated group for statutory filing purposes; approximately $52,000 for tax related services; and $15,000 for Sarbanes-Oxley 404 related services. Other fees paid in fiscal 2004 include $8,000 for the audit of our employee benefit plan. Deloitte & Touche LLP did not render any services related to financial information systems design and implementation during fiscal years 2003 and 2004.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission
(the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

     Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2003.

                            CODE OF ETHICS DISCLOSURE

     The Company adopted a Corporate Code of Business Ethics (the "Code") in December 2002 that applies to all employees, officers and directors of the Company. The Code was amended in September 2003. It is broad in scope and is intended to foster honest and ethical conduct, including accurate financial reporting, compliance with laws and the like. It does not expressly cover certain procedural matters covered by the Sarbanes-Oxley Act and regulations promulgated thereunder and may not constitute a "code of ethics" within the meaning of the law and regulations. Accordingly, the Company adopted an additional code of ethics on October 13, 2003, that covers senior executive officers of the Company and is intended to comply with the new law and regulations. The "Code of Ethics - Chief Executive and Chief Financial Officers" is set forth as Exhibit C to this proxy statement.

                            COMMON STOCK PERFORMANCE

     The following graph sets forth the cumulative total stockholder return to our stockholders during the five year period ended August 1, 2004 as well as an overall stock market index (NASDAQ Stock Market-US) and the Company's peer group index (S&P Aerospace/Defense):



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG HERLEY INDUSTRIES, INC., THE NASDAQ STOCK MARKET-US INDEX
                     AND THE S & P AEROSPACE DEFENSE INDEX

                                                                              Cumulative Total Return
                                                      -----------------------------------------------------------------------
                                                            7/99        7/00        7/01       7/02        7/03        7/04

     HERLEY INDUSTRIES, INC.                               100.00      129.73      121.15     147.75      133.77      135.50
     NASDAQ STOCK MARKET (U.S.)                            100.00      170.44       64.58      52.80       58.98       67.64
     S & P AEROSPACE & DEFENSE                             100.00       75.20       92.35      90.61       83.32      106.21

* 100 invested on July 31, 1999 in stock or index, including reinvestment of dividends. Fiscal year ending July 31.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than July 31, 2005 to be considered for inclusion in the Company's next Proxy Statement.

     A copy of the Company's Annual Report for the fiscal year ended August 1, 2004 has been provided to all stockholders as of the Record Date. The Annual Report is not to be considered as proxy soliciting material.



                            By Order of the Board of Directors,

                                  LEE N. BLATT
                                  Chairman of the Board

Dated:  December 16, 2004
        Lancaster, Pennsylvania

                                                                       Exhibit A
                                                                       ---------

                             HERLEY INDUSTRIES, INC.

                          NOMINATING COMMITTEE CHARTER
                          ----------------------------

     1. Responsibility. The Nominating Committee is responsible for providing assistance to the Board of Directors and Chairman in membership selection. The Committee will make recommendations to the full Board of potential candidates for membership.

     2. Purpose. The Nominating Committee, in consultation with the Chairman, will review the Board's composition and requirements, solicit and evaluate candidates and make recommendations to the full Board for its action. Specifically, the Committee will identify and make recommendations to the Board on individuals qualified to serve on the Board of Directors.

     3. Qualifications and Composition.

          3.1  The  members  of the  Committee  will  be  familiar  with  Herley
     Industries,   Inc.'s  strategic  plan,   shareholders'   perspective,   and
     regulations regarding duties and qualifications of directors.

          3.2 Insiders or interlocking directors will not be eligible for membership on the Committee.

          3.3 The Committee will be comprised of a minimum of two independent directors.

     4. Duties. In consultation with the Chairman of the Board, the Committee will

          4.1 Establish the Board's criteria for the selection of new directors, including minimum qualifications of candidates;

          4.2 Accept suggestions from both internal and external sources, including shareholders, of potential Board candidates;

          4.3 Evaluate candidates against the selection criteria;

          4.4 Conduct appropriate verifications and identify any potential conflicts of interest;

          4.5  Present  all  suggested   candidates  to  the  Board  with  their
     recommendation for their review and vote;

          4.6 Subsequent to the vote of the Board, recommend to the shareholders a slate of candidates at elections of directors;

          4.7 Review the size and composition of the Board, committee structure and assignments, meeting frequency and schedule;

          4.8 Lead the Board in an annual review of the full Board and performance of individual Board members.

                                                                       Exhibit B
                                                                       ---------
                             HERLEY INDUSTRIES, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                         ------------------------------

I.   Audit Committee Purpose

          The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling the Board's oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     -- Monitor the integrity of the Company's financial statements and the performance of its systems of internal controls regarding finance and accounting.

     --   Monitor   the   Company's   compliance   with  legal  and   regulatory
          requirements.

     -- Monitor the qualifications, independence and performance of the Company's independent auditors.

     -- Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of such number of directors as determined by the Board, but no less than three directors, each of whom shall be an independent director, as such is defined by Nasdaq rules and any rule or regulation prescribed by the SEC, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements in accordance with the Nasdaq Audit Committee requirements.

     Audit Committee members shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

     1. Overseeing the internal audit function and reviewing, on a continuing basis, the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

     2. Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

     3. Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

     4. Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by:

     (a) reviewing the independent auditors' proposed audit scope, approach and independence;

     (b) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them;

     (c) reviewing the independent auditors' peer review conducted every three years;

     (d) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

     (e) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements; and

     (f) reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

     5. Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements including the Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

     6. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

     7. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release.

     8. Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities.

     9. Reviewing, approving and monitoring the Company's code of ethics for its senior officers.

     10. Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act.

     11. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements.

     12. Providing oversight and review at least annually of the Company's risk management policies, including its investment policies.

     13. Reviewing the performance of the independent auditors and ensure that the independent auditors are accountable to the Board of Directors.

     14. Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

     15. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.

     16. Reviewing related party transactions for potential conflicts of interest.

     17. Reviewing and reassessing the adequacy of its formal written charter on an annual basis.

     18. Performing other oversight functions as requested by the full Board of Directors.

Other Audit Committee Responsibilities
--------------------------------------

     19. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     20. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     21. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Business Ethics.

                                                                       Exhibit C
                                                                       ---------
                                 Code of Ethics

                  Chief Executive and Chief Financial Officers

Herley Industries, Inc. ("Herley" or the "Company") is committed to conducting its business in accordance with applicable laws, rules and regulations, to the highest standards of business ethics and with full and accurate financial disclosure. This Code of Ethics for the Chief Executive and Chief Financial Officers ("Code of Ethics"), is applicable to the Company's Chief Executive Officer and Chief Financial Officer (together, "Senior Officers") and sets forth specific policies as a guide in the performance of their duties.

Senior Officers of the Company must comply with applicable laws, rules and regulations. They also have a responsibility to conduct themselves in an honest and ethical manner. They have leadership responsibilities that include creating a culture of high ethical standards and commitment to compliance, and maintaining a work environment that deters wrongdoing, encourages employees to raise concerns, and promptly addresses employee compliance concerns.

All the Company employees are subject to the Herley Industries, Inc. Corporate Code of Business Ethics, which sets forth the fundamental principles and key policies and procedures that govern them in the conduct of Herley business. In addition, Senior Officers are bound by the requirements and standards set forth in this Code of Ethics.

Compliance with Laws, Rules and Regulations

Senior Officers are required to comply with all applicable laws, rules and regulations governing the conduct of our business and to report any suspected violations to the Audit Committee of the Board of Directors ("Audit Committee").

Conflicts of Interest

A conflict of interest occurs when a Senior Officer's private interests interfere in any way with the interests of the Company as a whole. Senior Officers should conduct the Company's business in an honest and ethical manner, which includes the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Before making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, Senior Officers must obtain prior approval from the Audit Committee.

Disclosures

As a public company, Herley is required to file various periodic and other reports with the Securities and Exchange Commission ("SEC"). It is the Company policy to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Company files with, or submits to, the SEC and in all other public communications made by the Company. Senior Officers are required to promote compliance with this policy in their area of responsibility and amongst their colleagues and to abide by all Company standards, policies and procedures designed to promote compliance with this policy.

Compliance with the Code

If a Senior Officer knows of or suspects a violation of the Code of Ethics, the information must immediately be reported to the Audit Committee.

Violations of this Code of Ethics may result in disciplinary action, up to and including discharge.

Waivers of the Code

Should Senior Officers wish to seek a waiver of the Code of Ethics they must make full disclosure of their particular circumstances to the Audit Committee. Only the Audit Committee may grant waivers of or a change to a provision of the Code. Changes in and waivers of this Code of Ethics will be disclosed as required under applicable laws and regulations.

Personal Commitment to the Herley Industries, Inc. Code of Ethics for Chief Executive and Chief Financial Officers

I acknowledge that I have received and read the Herley Industries, Inc. Code of Ethics for Chief Executive and Chief Financial Officers, dated October 13, 2003, and understand my obligation to comply with the Code of Ethics. To the best of my knowledge and ability, I will adhere to the Code of Ethics and promptly report any violation that I become aware of to the Audit Committee of the Board of Directors.

Date:   ___________________      ______________________________
                                 Myron Levy, Chief Executive Officer

Date:   ___________________      ___________________________________
                                 Thomas V. Gilboy, Chief Financial Officer

HERLEY INDUSTRIES, INC.  The   undersigned  hereby  appoints  Adm.  Edward  K.
                         Walker,  Jr.  and   John   A.  Thonet,  or  either  of
                         them,   attorneys   and  Proxies  with  full  power  of
                         substitution  in each of them, in the name and stead of
                         the  undersigned  to vote as Proxy all the stock of the
                         undersigned  in HERLEY  INDUSTRIES,  INC.,  a  Delaware
                         corporation,  at the  Annual  Meeting  of  Stockholders
                         scheduled   to  be  held   January  20,  2005  and  any
                         adjournments thereof.


The Board of Directors recommends a vote FOR the following proposals:

1.  Election of nominees listed at right, as set forth in the proxy statement:

             Nominees:
                          Myron Levy
                          Dr. Edward A. Bogucz

    [   ]  FOR all nominees at right       [   ] WITHHOLD AUTHORITY to vote

     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

--------------------------------------------------------------------------------

2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
     - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE LEFT HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

Dated:  __________________
                                       ___________________________________[L.S.]

                                       ___________________________________[L.S.]


                    (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE